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EXHIBIT 10.4

RESTRICTED STOCK AGREEMENT

        RESTRICTED STOCK AGREEMENT (this "Agreement") made and entered into as of the 6th day of May, 2003 by and between Midway Games Inc., a Delaware corporation, having its principal executive offices at 2704 West Roscoe Street, Chicago, Illinois 60618 (the "Corporation") and David Zucker residing at                        Illinois ("Executive").

W I T N E S S E T H:

        WHEREAS, Executive, who has not previously been employed by the Corporation, is accepting an offer of employment to serve the Corporation as its President and Chief Executive Officer; and

        WHEREAS, on May 6, 2003 Executive and the Corporation entered into an Executive Employment Agreement (the "Employment Agreement") that, among other matters, requires the Corporation to award the restricted stock provided for in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as a material inducement to Executive's entering into the Employment Agreement the Corporation is hereby granting to Executive shares of the Corporation's common stock, $.01 par value ("Common Stock"), on the terms and conditions, and subject to the restrictions, herein set forth:

        Section 1. Definitions.

        As used in this Agreement, the following terms shall have the following meanings:

        A. "Change of Control" shall have the meaning given to such term in Section 15.1 of the Employment Agreement.

        B. "Date of Award" means May 6, 2003.

        C. "Period of Restriction" means, with respect to Restricted Shares, the period of time between the Date of Award and the date of vesting as set forth in Section 4 hereof.

        D. "Restricted Shares" means the number of shares of the Corporation's Common Stock being granted pursuant to Section 2 hereof, as well as any additional shares of Common Stock or other securities that may be issued pursuant to Section 10 hereof.

        Section 2. Award. Subject to the terms of this Agreement, effective as of the Date of Award, the Corporation awards to Executive an aggregate of 125,000 Restricted Shares, subject to the forfeiture provisions set forth in Section 3 hereof and the limitations on transfer set forth in Section 5 hereof.

        Section 3. Forfeiture of Shares upon Termination of Employment during Period of Restriction. If the services of Executive to the Corporation shall be terminated during the Period of Restriction for any reason, Executive shall immediately forfeit to the Corporation all Restricted Shares that have not previously vested as provided in Section 4 hereof, without any consideration paid to Executive, and, thereafter, Executive shall have no further rights with respect to such Restricted Shares.

        Section 4. Lapse of the Period of Restriction. The Period of Restriction shall lapse, and the forfeiture provisions of Section 3 hereof shall no longer be applicable as to Restricted Shares held by or on behalf of Executive according to the following schedule, if Executive shall have been continuously employed by the Corporation from the Date of Award through the date of such lapse: as to one-third of the Restricted Shares, on or after the first anniversary of the Date of Award; and as to the remaining two-thirds of the Restricted Shares, in eight equal quarterly installments on the first day of each August, November, February and May thereafter. If any installment includes a fraction of a share, the Period of Restriction with respect to such fraction shall not then lapse, and the fraction shall be carried forward and added to subsequent installments.

        In the event that the Corporation shall terminate the Employment Agreement without "cause", as such term is defined in the Employment Agreement, or Executive shall resign for "good reason" under clauses (i), (ii) or (iii) of Section 14.4 of the Employment Agreement, within the first year after the Commencement Date of the Employment Agreement, the Period of Restriction shall immediately lapse with respect to 12,500 of the Restricted Shares. The Period of Restriction shall also lapse with respect to Restricted Shares then held by Executive upon the occurrence of a Change of Control as defined in the Employment Agreement.

        Section 5. Limitations on Transfer during Period of Restriction. Restricted Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Period of Restriction, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Executive or of any agent of Executive or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for such Restricted Shares during the Period of Restriction.

        Section 6. Stockholder Rights during Period of Restriction. Unless and until the Restricted Shares are forfeited as set forth in Section 3 hereof, Executive shall have all of the rights of a stockholder of the Corporation with respect to Restricted Shares, including the right to vote and to receive dividends on the Restricted Shares, during the Period of Restriction.

        Section 7. Registration Rights. The Corporation shall promptly prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the resale of the Restricted Shares and shall cause such registration statement to become effective as promptly as practical but in no event later than 180 days following the date hereof and shall cause such registration statement to remain in effect (together with a resale prospectus at all times meeting the requirements of the Act) until such registration statement is no longer required for Executive to publicly offer and sell the Restricted Shares.

        Section 8. Restricted Shares as Investment. Executive agrees that all Restricted Shares awarded hereunder are being acquired in good faith for investment purposes only and not for sale or distribution, except pursuant to a registration statement or an applicable exemption from registration under the Act. The Corporation may place a "stop transfer" order with respect to the Restricted Shares with its transfer agent unless the Restricted Shares are registered under the Act.

        Section 9. Legend. Each certificate evidencing the Restricted Shares shall bear a legend referring to this Agreement and to the fact that such Restricted Shares are subject to the forfeiture provisions of Section 3 hereof during the Period of Restriction. The Corporation shall cause certificates without such legend to be issued for any of the Restricted Shares as and when the Period of Restriction lapses. Each certificate may also bear a restrictive legend, in the discretion of the Corporation, until registered. The form of such legends shall be as follows:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

        THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR

QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

        Executive agrees to deliver to the Corporation for cancellation, upon request of the Corporation, any certificate representing Restricted Shares that have been forfeited.

        Section 10. Adjustment in Certain Events. If there is any change in the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, each Restricted Share under this Agreement shall be adjusted in the same manner as any other share of the Common Stock and the provisions of this Agreement shall extend not only to the number of Restricted Shares awarded hereunder, but also to all additional shares of Common Stock or other securities received by Executive pursuant to any such change with respect to the Restricted Shares granted hereunder, which additional shares of Common Stock or other securities shall be deemed to be Restricted Shares for purposes of this Agreement.

        Section 11. Representations of the Corporation. If The Corporation represents and warrants as follows:

  (a)
  The entering into and performance of this Agreement by the Corporation has been duly authorized by all necessary corporate action, and this Agreement represents the valid and binding obligation of the Corporation enforceable in accordance with its terms.

  (b)
  The Restricted Shares have been duly authorized and reserved for issuance in accordance with the terms of this Agreement.

        Section 12. Enforceability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be enforced to the greatest extent deemed to be enforceable.

        Section 13. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of Illinois applicable to agreements entered into and to be performed entirely therein. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois and waives any claims based on forum non-conveniens. In the event any legal proceedings are commenced by the Corporation against the Executive or by the Executive against the Corporation for any actual or threatened violation of this Agreement, the prevailing party in such proceeding shall be entitled to recover from the losing party all costs and expenses of any kind, including reasonable attorneys fees, incurred in connection with such proceedings.

        Section 14. Withholding. The Corporation may withhold, and establish from time to time appropriate procedures to provide for payment or withholding of, such income or other taxes as may be required by law to be paid or withheld in connection with the Restricted Shares. Executive shall comply with any procedures established from time to time by the Corporation to ensure that the Corporation receives prompt notice of the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Corporation any tax deduction resulting from the occurrence of such event.

        Section 15. Section 83(b) Tax Election. Executive understands that he may elect to be taxed at the time the Restricted Shares are acquired rather than when such shares cease to be subject to forfeiture restrictions by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with the Internal Revenue Service within thirty (30) days after the Grant Date. A form for making this election is attached as Exhibit 1 hereto. Executive understands that the failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by

Executive as the forfeiture restrictions on the Restricted Shares lapse measured by the value of the Restricted Shares at that time. Executive agrees that he is relying on his own tax advisors and is not relying on the Corporation with respect to any election that he may make under Section 83(b) of the Code.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

MIDWAY GAMES INC.
By:	/s/ NEIL D. NICASTRO Name: Neil D. Nicastro Title: Chief Executive Officer
AGREED AND ACCEPTED:
By:	/s/ DAVID ZUCKER David Zucker

EXHIBIT 1

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

        The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.
The name, address and social security number of the undersigned:

        Name:______________________________________________

        Address:____________________________________________

        Social Security No.__________________________________

2.
Description of property with respect to which the election is being made:

                            shares of common stock, par value $.01 per share, of Midway Games Inc., a Delaware corporation, (the "Company").

3.
The date on which the property was transferred is                            , 20    .

4.
The taxable year to which this election relates is calendar year 2003.

5.
Nature of restrictions to which the property is subject:

        The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.
The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                        per share, for a total of $                        .

7.
The amount paid by taxpayer for the property was $                        .

8.
A copy of this statement has been furnished to the Company.

        Dated:                        , 2003

Taxpayer's Signature
Taxpayer's Printed Name

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  EXHIBIT 10.4
RESTRICTED STOCK AGREEMENT
  EXHIBIT 1